EXHIBIT 21.1

RENAL CARE GROUP, INC. SUBSIDIARIES

1.	RCG Mississippi, Inc.
2.	Renal Care Group of the Midwest, Inc.
3.	Renal Care Group Texas, Inc.
4.	RCG University Division, Inc.
5.	Renal Care Group of the Southeast, Inc.
6.	Renal Care Group East, Inc.
7.	Renal Care Group Arizona, Inc.
8.	Northeast Alabama Kidney Clinic, Inc.
9.	Dialysis Management Corporation
10.	RCG PA Merger Corp.
11.	RCG Indiana, LLC
12.	RenaLab, Inc.
13.	RCG Finance, Inc.
14.	RenalPartners, Inc.
15.	RenalNet, Inc.
16.	R.C.G. Supply Company
17.	RCG Brandon, LLC
18.	RCG Southaven, LLC
19.	Southern Ocean County Dialysis Clinic, LLC
20.	Renal Institute of Central Jersey, LLC
21.	Saint Louis Renal Care, LLC
22.	Saint Louis Supply Company LLC
23.	Ohio Renal Care Group, LLC
24.	Ohio Renal Care Supply Company, LLC
25.	Elyria Renal Care, LLC
26.	STAT Dialysis Corporation
27.	Brownsville Kidney Center, Ltd.
28.	El Paso Kidney Center East, Ltd.
29.	Angleton Dialysis, Inc.
30.	Brazoria Kidney Center, Inc.
31.	Fondren Dialysis Clinic, Inc.
32.	Wharton Dialysis, Inc.
33.	Stuttgart Dialysis, LLC
34.	KDCO, Inc.
35.	Little Rock Dialysis, Inc.
36.	Jefferson County Dialysis, Inc.
37.	Lawton Dialysis, Inc.
38.	Northwest Dialysis, Inc.
39.	Four State Regional Dialysis Center, Inc.
40.	Fort Scott Regional Dialysis Center, Inc.
41.	Miami Regional Dialysis Center, Inc.
42.	RCG/Saint Luke’s, LLC
43.	Hutchison Dialysis, LLC

44.	Renal Care Group Michigan, Inc.
45.	RCG Martin, LLC
46.	Renal Care Group Northwest, Inc.
47.	Pacific Northwest Renal Services, LLC
48.	Michigan Home Dialysis Center, Inc.
49.	RCG Columbus, L.L.C.
50.	RCG Lake Village, LLC
51.	Summit Renal Care, LLC
52.	RenalNet Arizona, Inc.
53.	Wisconsin Renal Care Group, L.L.C.
54.	SSKG Inc.
55.	Dialysis Centers of America — Illinois, Inc.
56.	Renal Care Group Alaska, Inc.
57.	Renal Care Group Southwest Holdings, Inc.
58.	Renal Care Group Southwest, L.P.
59.	RCG West Health Supply, L.C.
60.	Kidney Disease Centers of the Ozarks, LLC
61.	Renal Care Group Beaumont, L.P.
62.	Renal Care Group Ohio, Inc.
63.	Physicians Dialysis Company, Inc.
64.	Diabetes Care Group, Inc.
65.	RCG Memphis, LLC
66.	Renal Care Group-Harlingen, L.P.
67.	Renal Care Group South New Mexico, LLC
68.	Overland Trails Renal Care Group, LLC
69.	THC/PNRS, LLC
70.	Inland Northwest Renal Care Group, LLC
71.	Three Rivers Dialysis Services, LLC
72.	Lakewood Dialysis Services, LLC
73.	RCG Arlington Heights, LLC
74.	Maumee Dialysis Services, LLC
75.	Renal Dimensions, LLC
76.	Arizona Renal Investments, LLC
77.	Renal Care Group Central Memphis, LLC
78.	RCG Memphis East, LLC
79.	RCG Tunica, LLC
80.	Renal Care Group of the Rockies, LLC
81.	Renal Care Group Tupelo, LLC
82.	Columbus Area Renal Alliance, LLC
83.	Kentucky Renal Care Group, LLC
84.	Dialysis Licensing Corp.
85.	RCGIH, Inc.
86.	RCG Bloomington, LLC
87.	RCG Memphis South, LLC
88.	RCG Houston, LLP
89.	RCG Whitehaven, LLC
90.	RCG Marion, LLC

91.	NNA of Alabama, Inc.
92.	NNA of Georgia, Inc.
93.	Renex Corp.
94.	Renex Dialysis Clinic of Tampa, Inc.
95.	Renex Management Services, Inc.
96.	NNA of Florida, LLC
97.	Dialysis Services of Atlanta, Inc.
98.	Renex Dialysis Clinic of South Georgia, Inc.
99.	NNA Management Company of Kentucky, Inc.
100.	NNA Properties of Kentucky, Inc.
101.	NNA of Paducah, LLC
102.	NNA Management Company of Louisiana, Inc.
103.	NNA of Louisiana, LLC
104.	Renex Dialysis Clinic of Amesbury, Inc.
105.	Renex Dialysis Clinic of North Andover, Inc.
106.	Renex Dialysis Facilities, Inc.
107.	Renex Dialysis Clinic of Bridgeton, Inc.
108.	Renex Dialysis Clinic of Creve Coeur, Inc.
109.	Renex Dialysis Clinic of Maplewood, Inc.
110.	Renex Dialysis Clinic of St. Louis, Inc.
111.	Renex Dialysis Clinic of Union, Inc.
112.	Renex Dialysis Clinic of University City, Inc.
113.	Renex Dialysis Homecare of Greater St. Louis, Inc.
114.	NNA of Nevada, Inc.
115.	NNA of Oklahoma, Inc.
116.	NNA Properties of New Jersey, Inc.
117.	Renex Dialysis Clinic of Bloomfield, Inc.
118.	Renex Dialysis Clinic of Orange, Inc.
119.	Renex Dialysis Clinic of Woodbury, Inc.
120.	NNA of East Orange, L.L.C.
121.	NNA of Elizabeth, L.L.C.
122.	NNA of Harrison, L.L.C.
123.	NNA of Newark, L.L.C.
124.	NNA-Saint Barnabas, L.L.C.
125.	NNA-Saint Barnabas-Livingston, L.L.C.
126.	NNA of Toledo, Inc.
127.	NNA of Ada, L.L.C.
128.	NNA of Oklahoma, L.L.C.
129.	Renex Dialysis Clinic of Doylestown, Inc.
130.	Renex Dialysis Clinic of Penn Hills, Inc.
131.	Renex Dialysis Clinic of Philadelphia, Inc.
132.	Renex Dialysis Clinic of Pittsburgh, Inc.
133.	Renex Dialysis Clinic of Shaler, Inc.
134.	Doylestown Acute Renal Services, L.L.C.
135.	NNA of Rhode Island, Inc.
136.	National Nephrology Associates Credit Corporation
137.	NNA Properties of Tennessee, Inc.

138.	NNA Transportation Services Corporation
139.	Dialysis Associates Medical Supply, LLC
140.	Dialysis Associates, LLC
141.	NNA of Memphis, LLC
142.	National Nephrology Associates Management Company of Texas, Inc.
143.	National Nephrology Associates of Texas L.P.
144.	Nephronet Holdings, B.V.
145.	SteriMed Renal, Inc.
146.	IMRAC Corporation